Exhibit 10.31

ALLONGE

This Allonge (this “Allonge”), is dated as of September 5, 2007 (“Effective Date”), between BioDelivery Sciences International Inc. (the “Company”) and CDC IV, LLC (“Payee”, and together with the Company, the “Parties”).

WHEREAS, on March 12, 2007, the Company issued a Promissory Note to Payee (the “Note”) in the original principal amount of One Million Nine Hundred Thousand Dollars ($1,900,000);

WHEREAS, in connection with the Parties execution of that certain Royalty Acquisition and Amendment Agreement (the “Royalty Agreement”) the Company and Payee wish to amend the Note to reflect certain cross defaults provisions.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Note.

2. The Company and Payee hereby agree that any breach or default under Section 5(a) of the Royalty Agreement shall be considered an Event of Default under the Note and, in accordance with Section 6(b) of the Note, result in the immediate acceleration of all obligations thereunder.

3. This Allonge constitutes a modification of, and not a novation or discharge of the Note, and except as specifically modified herein, the terms and conditions of the Note shall remain in full force and effect.

4. The Company hereby represents and warrants that it has all necessary power and authority, corporate or otherwise, to modify the Note as set forth above.

5. Payee hereby represents and warrants that it has all the necessary power and authority to modify the Note as set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Allonge as of the date first above written.

COMPANY:

BIODELIVERY SCIENCES INTERNATIONAL INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

PAYEE:

CDC IV, LLC

By:	/s/ David Ramsey
Name:	David Ramsey
Title:	Partner